Exhibit 10.3

GUARANTY AGREEMENT

This Guaranty (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of April 15, 2026, by SOLUNA WIND HOLDINGS, INC., a Nevada corporation, and any subsequent party that may join in this Guaranty, the “Guarantors”) in favor of YA II PN, LTD. (“YA II” or the “Creditor”), with respect to all obligations of SOLUNA HOLDINGS, INC., a Nevada corporation (the “Debtor”) owed to the Creditor.

RECITALS

WHEREAS, the Creditor and the Debtor have entered into a Securities Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) on April 15, 2026 pursuant to which the Creditor shall provide a loan to the Debtor to be evidenced by a promissory note issued to the Creditor (the “Promissory Note”) pursuant to the terms and conditions of the Agreement, in the amount of $12.0 million;

WHEREAS, it is a condition precedent to the Creditor’s obligation to provide the loan to the Debtor that each Guarantor guarantees all of the Debtor’s obligations under the Agreement, the Promissory Note issued thereunder, and all other instruments, agreements or other items, in each case, executed or delivered in connection with the Agreement and the Promissory Note (collectively, the “Transaction Documents”) by the Debtor to the Creditor in connection with or related to the Agreement. The Creditor is only willing to enter into the Agreement and provide loans to the Creditor if each Guarantor agrees to execute and deliver to the Creditor this Guaranty; and

WHEREAS, the Guarantors are majority owned subsidiaries of the Creditor and will benefit, directly or indirectly, from the Debtor entering into the Agreement, the making of the loan, and other Transaction Documents and extensions of credit the Creditor will make to Debtor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants and agrees as follows:

1. Guaranty of Payment and Performance. Each Guarantor, jointly and severally, hereby guarantees to the Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), of all obligations of the Debtor to the Creditor under the Transaction Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditor first attempt to collect any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Creditor, without demand or notice of any nature, all of which are expressly waived by the Guarantors.

2. Limited Guaranty. The liability of the Guarantors hereunder shall be limited to the amount of the Obligations due to the Creditor. Notwithstanding the foregoing or anything to the contrary herein, the Obligations shall not include, and the Guarantors shall have no liability for: (a) any consequential, special, punitive, or exemplary damages or (b) any obligations arising from the Creditor’s bad faith, gross negligence, or willful misconduct.

3. Waivers by Guarantors; Creditor’s Freedom to Act. Each Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect (other than payment in full of the Obligations), any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of any Obligation for a period not exceeding one hundred eighty (180) days, or any non-material alteration of the terms of any Obligation; provided that any material alteration of the terms of any Obligation (including any increase in the principal amount, interest rate, or acceleration of maturity schedule) shall require the prior written consent of the Guarantors; (iii) any non-material rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; or (v) the adequacy of any rights the Creditor may have against any collateral or other means of obtaining payment or performance of the Obligations. Notwithstanding any other provision of this Guaranty, the Guarantors shall not be liable for, and shall retain all defenses arising from, any act or omission of the Creditor constituting bad faith, gross negligence, or willful misconduct.

4. Unenforceability of Obligations Against Debtor. If for any reason the Debtor is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

5. Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantors shall not exercise any rights against the Debtor arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or counterclaim against the Debtor in respect of any liability of the Guarantors to the Debtor; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Creditor. The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantors until the Obligations shall have been paid or performed in full. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

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7. Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been paid or performed in full. Upon such payment in full, this Guaranty shall automatically terminate and be of no further force or effect. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

8. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditor and the Creditor’s shareholders, officers, directors, agents, successors and assigns.

9. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Creditor. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10. Notices. All notices and other communications called for hereunder to the Creditor or the Debtor shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantors shall be made in writing as provided on Schedule I attached hereto or as the Guarantors may otherwise notify the Creditor.

11. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York, New York County and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit’s being made upon any Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

12. Counterparts; Effectiveness. This Guaranty may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Guaranty.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

Soluna Wind Holdings, Inc.

By:	/s/ John Belizaire
Name:	John Belizaire
Title:	CEO

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Schedule I

The Guarantors

Soluna Wind Holdings, Inc.

c/o Soluna Holdings, Inc.

Soluna Holdings, Inc.

325 Washington Avenue Extension

Albany, New York 12205

Attn: Chief Financial Officer

Telephone: (516) 218-0027

E-mail: legal@soluna.io

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